Exhibit 99.2

News Release

Babcock & Wilcox Announces Closing of Previously Announced Sale of its Italian and Swedish Businesses

(AKRON, Ohio – October 31, 2024) – Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) (NYSE: BW) announced the closing of the previously announced sale of the Italy-based SPIG S.p.A. (SPIG) group of companies and Sweden-based Babcock & Wilcox Vølund AB — formerly known as Götaverken Miljö AB (GMAB) — to AUCTUS Capital Partners AG for approximately $40 million, subject to customary adjustments and expenses.

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn and learn more at babcock.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to the closing of the previously announced sale of the Italy-based SPIG S.p.A. group of companies and Sweden-based Babcock & Wilcox Vølund AB, formerly known as Götaverken Miljö AB. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
Investor Relations	Ryan Cornell
Babcock & Wilcox	Public Relations
704.625.4944	Babcock & Wilcox
investors@babcock.com	330.860.1345
rscornell@babcock.com